Exhibit 99.1

Middleburg Financial Corporation Announces Fourth Quarter Earnings and 2008 Earnings

Contact:	Joseph L. Boling, Chairman & CEO	540-687-6377 or
ceo@middleburgbank.com

Gary R. Shook, President	540-687-4801 or
pres@middleburgbank.com

Jeffrey H. Culver, EVP & COO	703-737-3470 or
coo@middleburgbank.com

MIDDLEBURG, VIRGINIA (January 30, 2008) – Middleburg Financial Corporation (the “Company”), (NASDAQ – MBRG), parent company of Middleburg Bank (the “Bank”), today reported its financial results for the fourth quarter of 2008 and the year ended 2008.

Fourth Quarter and 2008 Highlights:

•	Net income of $491,000 for the quarter and $2.6 million for the year
•	Quarter-to-date diluted earnings per share of $0.11
•	Year-to-date diluted earnings per share of $0.56
•	Net interest margin of 4.00% for the quarter and year
•	Maintained level of allowance for loan losses at 1.4%
•	Total deposit growth of $49.5 million or 7.1% for the quarter and $156.0 million or 26.5% for the year
•	Tier I capital of 10.2%, leverage ratio of 8.4%

“While we continue to experience an unprecedented economic cycle in the financial services sector and beyond, we are gratified that Middleburg Financial Corporation continues to be profitable, highly liquid and well capitalized,” commented Joseph L. Boling, chairman and chief executive officer of Middleburg Financial Corporation.  He continued, saying “With our closing today on $22 million in funds available to healthy financial institutions through the Treasury Capital Purchase Program, Middleburg has taken prudent steps to ensure that the health and capitalization of our company will not be compromised due to an extended economic downturn.  Moreover, we will use these funds to continue making loans in our markets throughout this cycle.”

Net Interest Income and Net Interest Margin

With improved loan growth and an increase in average loan yield of four basis points during the three months ended December 31, 2008, interest income from loans increased $68,000 or 0.6% when comparing the quarter ended December 31, 2008 to the quarter ended September 30, 2008.

Interest income from the investment portfolio decreased $45,000 from the three months ended September 30, 2008 to the three months ended December 31, 2008. Interest income from the investment portfolio increased

$1.2 million from the year ended December 31, 2007 to the same period in 2008. The average balance of the investment portfolio increased $17.3 million from September 30, 2008. During the three months ended December 31, 2008, the Company increased its cash liquidity position through investments in federal funds sold as a precaution against the economic uncertainties and the resulting volatility that occurred in the markets. Accordingly, the yields on these investments were lower than the Company could attain in other less liquid investments.

Total interest expense for the three months ended December 31, 2008 increased $126,000 when compared to the three months ended September 30, 2008. Interest expense increased 1.2% or $278,000 from the year ended December 31, 2007 to $22.7 million for the year ended December 31, 2008. Although interest expense on borrowings decreased, demand among local competitors for deposits remained high thereby keeping the acquisition costs of deposits elevated and increasing the corresponding interest expense. The average cost of interest bearing liabilities of 2.94% was unchanged during the quarter ended December 31, 2008, when compared to the prior quarter. The average balance of interest bearing liabilities increased $17.7 million during the quarter ended December 31, 2008.

The net interest margin decreased from 4.09% for the quarter ended September 30, 2008 to 4.00% for the quarter ended December 31, 2008. The decrease in the net interest margin was mostly attributable to the decreased yield of interest earning assets.

The Company’s net interest margin is not a measurement under accounting principles generally accepted in the United States, but it is a common measure used by the financial services industry to determine how profitably earning assets are funded. The Company’s net interest margin is calculated by dividing tax equivalent net interest income by total average earning assets. Tax equivalent net interest income is calculated by grossing up interest income for the amounts that are non-taxable (i.e., municipal income) then subtracting interest expense. The tax rate utilized is 34%. Details on the calculation of the net interest margin are included in footnote (2) following the “Key Statistics” table below.

Asset Quality and Provision for Loan Losses

Provisions for loan losses were $985,000 for the three months ended December 31, 2008, compared to $318,000 for the quarter ended September 30, 2008. Provisions for loan losses were $5.7 million for the year ended December 31, 2008, compared to $1.8 million for the same period in 2007. The consolidation of Southern Trust Mortgage contributed $2.0 million to the provision for loan losses. While the Company experienced an increase in total loans during 2008 and has recognized certain loans for charge-off, given the level of problem loans, continued uncertainty in the economy, and the current nationwide credit crisis, the Company deemed it prudent to maintain its allowance for loan losses.

Non performing assets increased from $13.6 million or 1.4% of total assets at September 30, 2008 to $14.5 million or 1.5% of total assets at December 31, 2008. This rise was mostly a result of the increase in other real estate owned. During the fourth quarter of 2008, the Southern Trust Mortgage foreclosed upon real estate assets valued at $912,000. The majority of past due non-real estate loans have been charged off and 83.6% of remaining past due loans are secured by consumer real estate. In the fourth quarter of 2007, the Company developed a problem loan committee to monitor past due loans, identify potential problem credits, and develop action plans to work through these loans as promptly as possible. As noted previously, in the second quarter of 2008, a large relationship was added to the list of problem loans reviewed by this committee. This loan is well secured and performing, and excluding this credit, the level of total problem loans has remained relatively flat since the third quarter of 2007. Given the current economic environment, it is anticipated there could be an increase in non performing loans, but it is not believed the increase will be as dramatic as that experienced in the first half of 2008.

Loans greater than 90 days past due decreased from $4.3 million at September 30, 2008 to $1.1 million at December 31, 2008. The Company realized $778,000 in net charge-offs for the quarter ended December 31, 2008 versus $232,000 for the prior quarter. Additional past dues and credit losses are expected due to the current economic forecast, but the increase is not anticipated to be as significant as those experienced in recent quarters.

The following table reflects asset quality and provision for loan loss details for the Bank and Southern Trust Mortgage:

	2008
	December 31,	September 30,	June 30,	March 31,
Loans 90+ days past due
Middleburg Bank	$540	$2,857	$1,444	$-
Southern Trust Mortgage	577	1,461	1,294	1,231

Non accrual loans
Middleburg Bank	$5,555	$2,966	$3,391	$5,125
Southern Trust Mortgage	1,340	3,725	3,476	4,326

Other Real Estate Owned
Middleburg Bank	$4,586	$4,696	$3,277	$2,427
Southern Trust Mortgage	3,026	2,114	1,634	439

Allowance for loan losses
Middleburg Bank	$8,056	$7,884	$7,889	$7,206
Southern Trust Mortgage	1,989	1,997	1,863	1,471

Non-Interest Income

Including investment losses, consolidated non-interest income decreased by $122,000 or 3.1% when comparing the quarter ended December 31, 2008 to the quarter ended September 30, 2008. Non-interest income increased $9.2 million or 119.5% when comparing the year ended December 31, 2008 to the same period in 2007. The increase was driven by the consolidation of Southern Trust Mortgage.

Trust and investment advisory fees earned by Middleburg Trust Company (“MTC”) and Middleburg Investment Advisors (“MIA”) decreased 12.6% or $119,000 when comparing the quarter ended December 31, 2008 to the quarter ended September 30, 2008 and decreased 14.2% or $618,000 when comparing the year ended December 31, 2008 to December 31, 2007. Trust and investment advisory fees are based primarily upon the market value of the accounts under administration/management. For the quarter ended December 31, 2008, MTC’s consolidated gross fees decreased 17.7% or $88,000 when compared to the quarter ended September 30, 2008. MIA’s consolidated gross fees decreased by 6.8% or $30,000 when comparing the three months ended September 30, 2008 to the three months ended December 31, 2008. Total consolidated assets under administration by MTC and MIA were at $893.7 million at December 31, 2008, a decrease of $260.4 million or 22.6% from the $1.2 billion under administration at December 31, 2007. The Bank holds a large portion of its investment portfolio in custody with MTC. MTC’s assets under administration were $485.1 million at December 31, 2008 and $602.3 million at December 31, 2007. MIA’s assets under administration were $408.6 million at December 31, 2008 and $551.8 million at December 31, 2007.

Service charges on deposits decreased by $64,000 or 12.7% from the quarter ended September 30, 2008 to the quarter ended December 31, 2008. The decrease is primarily related to overdrafts fees and ATM/Debit card fees which were $29,000 and $33,000 less, respectively, for the three months ended December 31, 2008 when compared to September 30, 2008. Commissions on investment sales was relatively unchanged from the quarter ended September 30, 2008 to the quarter ended December 31, 2008.

Equity in earnings from affiliates has been reclassified in 2008 due to the consolidation of Southern Trust Mortgage. The revenues and expenses of Southern Trust Mortgage for each of the three month periods ended March 31, June 30, September 30 and December 31, 2008 are reflected in the Company’s financial statements on a consolidated basis, with the outstanding interest not held by the Company reported as “Minority Interest in Consolidated Subsidiary.” Accordingly, annual fees on mortgages held for sale of $1.4 million, which were generated by Southern Trust Mortgage during each three month period ended March 31, June 30, September 30 and December 31, 2008, are being reported as part of consolidated other operating income. For the three month periods ended March 31, June 30, September 30 and December 31, 2008, the $105,000, $77,000, $78,000 and $56,000, respectively, of Equity Earnings on Unconsolidated Subsidiaries represents Southern Trust Mortgage’s equity earnings from its unconsolidated affiliates.

Southern Trust Mortgage closed $145.7 million in loans for the three months ended December 31, 2008 and $181.6 million in loans for the three months ended September 30, 2008. Southern Trust Mortgage earnings were negatively impacted by provisions made for the allowance for loan losses. Southern Trust Mortgage made $688,000 in provisions for its allowance for loan losses during the three months ended December 31, 2008 and $185,000 in provisions for its allowance for the three months ended September 30, 2008.

Income earned from the Bank’s $11.3 million investment in Bank Owned Life Insurance (BOLI) was $110,000 and $114,000 for the quarters ended December 31, 2008 and September 30, 2008, respectively. The Company purchased $10.8 million in BOLI in 2004 and $485,000 in BOLI in 2007 to help subsidize increasing employee benefit costs and expenses related to the restructure of its supplemental retirement plans.

Other service charges, including fees from loans, mortgages held for sale and other service fees, decreased $203,000 or 36.4% when comparing the three months ended December 31, 2008 to the three months ended September 30, 2008.

Non-Interest Expense

Non-interest expense increased $1.2 million or 11.8% from the quarter ended September 30, 2008 to the quarter ended December 31, 2008. Non-interest expense increased $12.7 or 43.2% from the year ended December 31, 2007 to the year ended December 31, 2008. The increase was primarily due to the consolidation of Southern Trust Mortgage.

Salaries and employee benefit expenses increased $396,000 or 6.6% when comparing the quarter ended September 30, 2008 to the quarter ended December 31, 2008. The increase, when compared to the prior quarter, is the result of the reversal of the previously accrued incentive expense in the third quarter of 2008. The reversal in the quarter ended September 30, 2008 resulted in lower salary and employee benefit expenses when compared to previous periods. Salaries and employee benefit expense increased $11.8 million from the year ended December 31, 2007 to $25.4 million for the year ended December 31, 2008. The consolidation of Southern Trust Mortgage resulted in an additional $10.5 million of salaries and employee benefit expense.

Net occupancy expense was relatively unchanged when comparing the quarter ended September 30, 2008 to the quarter ended December 31, 2008. Net occupancy expense increased from $3.3 million for the year ended December 31, 2007 to $5.8 million for the year ended December 31, 2008. The increase is driven by the additional rent expense associated with the Company’s relocation of the Ashburn and Fort Evans financial service centers in 2008 and the consolidation of Southern Trust Mortgage. As growth efforts continue to progress, the Company anticipates higher levels of occupancy expense to be incurred.

Advertising and marketing expense increased $237,000 when comparing the quarter ended September 30, 2008 to the quarter ended December 31, 2008. Although the Company maintained a level of regular advertising, the Company’s media plan was lighter during the summer months.

Other operating expenses increased $520,000 or 25.8% when comparing the quarter ended September 30, 2008 to the quarter ended December 31, 2008. The increase resulted from increases in various other expense categories including accounting fees, educational expenses, FDIC deposit insurance and expenses associated with other real estate owned.

Total Consolidated Assets

Total assets increased $47.9 million or 5.1% to $985.2 million at December 31, 2008 from $937.3 million at September 30, 2008. Total assets increased $143.8 million or 17.1% December 31, 2007 to December 31, 2008. The investment portfolio increased $25.4 million or 16.3% to $181.3 million at December 31, 2008 compared to $155.9 million at September 30, 2008. The investment portfolio increased $52.2 million or 40.4% from December 31, 2007 to December 31, 2008. At December 31, 2008, the tax equivalent yield on the investment portfolio was 5.47%.

Total loans, net of allowance for loan losses, increased by $12.4 million when comparing September 30, 2008 to December 31, 2008. Considering the current interest rate and competitive market environment, the Company has been diligent about maintaining its credit quality and thereby cautious about the growth it has permitted in the loan portfolio.

Although Southern Trust Mortgage’s 2008 fourth quarter production was lower than that for the third quarter, mortgages held for sale increased 9.9% or $3.6 million when comparing the December 31, 2008 balance to that at September 30, 2008. Production during the month of December was markedly improved from the previous four months.

Premises and equipment, net of depreciation, increased 11.4% to $23.0 million at December 31, 2008 from $20.6 million at December 31, 2007. The increase was driven by the relocations of the Ashburn financial service center in February 2008 and the Fort Evans financial service center in July 2008.

Deposits and Other Borrowings

Total deposits, which include brokered deposits, increased 7.1% to $744.8 million at December 31, 2008 from $695.3 million at September 30, 2008. Brokered deposits were $107.5 million at December 31, 2008 and September 30, 2008, respectively. Total deposits increased 26.5% to $744.8 million at December 31, 2008 from $588.8 million at December 31, 2007. Purchases of brokered deposits and a CD promotional campaign in the fourth quarter of 2008 drove the increase.

Short term borrowings, which include overnight advances with the Federal Home Loan Bank of Atlanta, were $40.9 million at December 31, 2008 and $38.5 million at September 30, 2008. Short-term borrowings were comprised of $40.9 million and $38.5 million due to the consolidation of Southern Trust Mortgage at December 31, 2008 and September 30, 2008, respectively. Southern Trust Mortgage has a long standing line of credit with its correspondent bank that is primarily used to fund its mortgages held for sale.

Equity

Shareholders’ equity at December 31, 2008 and December 31, 2007 was $75.7 million and $77.9 million, respectively. The book value of the Company at December 31, 2008 was $16.71 per common share. Total common shares outstanding were 4,534,317 at December 31, 2008.

Certain information contained in this discussion may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements relate to the Company’s future operations and are generally identified by phrases such as “the Company expects,” “the Company believes” or words of similar import. Although the Company believes that its expectations with respect to the forward-looking statements are based upon reliable assumptions within the bounds of its knowledge of its business and operations, there can be no assurance that actual results, performance or achievements of the Company will not differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. For details on factors that could affect expectations, see the risk factors and other cautionary language included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, and other filings with the Securities and Exchange Commission.

Middleburg Financial Corporation is headquartered in Middleburg, Virginia and has two wholly owned subsidiaries, Middleburg Bank and Middleburg Investment Group, Inc. Middleburg Bank serves Loudoun, Fairfax, and Fauquier Counties in Virginia with eight financial service centers. Middleburg Investment Group owns Middleburg Trust Company and Middleburg Investment Advisors, Inc. Middleburg Trust Company is headquartered in Richmond, Virginia with a branch office in Middleburg and Williamsburg. Middleburg Investment Advisors, Inc. is an SEC registered investment advisor located in Alexandria, Virginia.

MIDDLEBURG FINANCIAL CORPORATION
SUMMARY INCOME STATEMENT	For the Three Months Ended
(Unaudited, dollars in thousands)
	December 31,	September 30,	June 30,	March 31,
INTEREST INCOME
Interest and fees on loans	$12,036	$11,968	$11,925	$12,159
Interest on investment securities	2,004	2,049	1,963	1,818

TOTAL INTEREST INCOME	$14,040	$14,017	$13,888	$13,977

INTEREST EXPENSE
Interest on deposits	4,263	3,793	$3,490	$3,946
Interest on borrowings	1,314	1,658	1,951	2,304

TOTAL INTEREST EXPENSE	$5,577	$5,451	$5,441	$6,250

NET INTEREST INCOME	$8,463	$8,566	$8,447	$7,727

PROVISION FOR LOAN LOSSES	985	318	2,307	2,064

NET INTEREST INCOME AFTER PROVISION
FOR LOAN LOSSES	$7,478	$8,248	$6,140	$5,663

NON INTEREST INCOME
Trust and investment advisory fee income	$828	$947	$978	$984
Service charges on deposits	440	504	505	473
Gain on the sale of loans	1,795	2,274	2,321	2,266
Net (losses) gains on securities available for sale	131	(785)	(367)	108
Commissions on investment sales	95	94	127	117
Equity earnings in unconsolidated subsidiaries	56	78	77	105
Bank owned life insurance	110	114	131	114
Other service charges, commissions and fees	355	558	490	582
Other operating income	44	192	10	53

TOTAL NON INTEREST INCOME	$3,854	$3,976	$4,272	$4,802

NON INTEREST EXPENSE
Salaries and employee benefits	$6,360	$5,964	$6,467	$6,585
Net occupancy expense of premises	1,500	1,502	1,431	1,393
Other taxes	160	161	161	160
Computer operations	299	268	276	267
Advertising and marketing	373	136	279	129
Other operating expenses	2,533	2,013	1,796	1,973

TOTAL NON INTEREST EXPENSE	$11,225	$10,044	$10,410	$10,507

INCOME BEFORE TAXES	$107	$2,180	$2	$(42)

MINORITY INTEREST IN CONSOLIDATED SUBSIDIARY	405	29	292	31
Income tax expense (benefit)	21	654	(67)	(164)

NET INCOME	$491	$1,555	$361	$153

MIDDLEBURG FINANCIAL CORPORATION
BALANCE SHEET
(dollars in thousands)		Unaudited		Unaudited		Unaudited		Unaudited
		12/31/08		9/30/2008		6/30/2008		3/31/2008

Assets:
Cash and due from banks	$	$ 23,980	$	$ 23,747	$	$ 23,564	$	$ 23,962
Interest-bearing balances in banks		2,400		560		2,417		642
Federal funds sold		9,000		5,100		11,500		2,500
Securities at fair value		181,312		155,859		155,350		157,221
Loans, net of allowance for loan losses		662,375		649,975		650,723		650,593
Mortgages held for resale		40,276		36,661		42,112		31,061
Premises and equipment, net		22,987		23,036		22,270		21,647
Other assets		42,861		42,353		40,457		35,480

Total assets	$	$ 985,191	$	$ 937,291	$	$ 948,393	$	$ 923,106

Liabilities and Shareholders' Equity:
Liabilities:
Deposits:
Non-interest bearing demand deposits	$	$ 110,537	$	$ 116,467	$	$ 117,304	$	$ 124,062
Savings and interest-bearing demand deposits		300,006		305,061		293,293		261,518
Time deposits		334,239		273,787		249,631		210,447
Total deposits	$	$ 744,782	$	$ 695,315	$	$ 660,228	$	$ 596,027

Securities sold under agreements to repurchase		22,678		25,285		51,044		53,097
Short term borrowings		40,944		38,526		43,610		73,726
Long-term debt		84,000		89,000		104,000		104,000
Trust preferred capital notes		5,155		5,155		5,155		5,155
Other liabilities		9,636		7,865		8,477		10,046
Total liabilities	$	$ 907,195	$	$ 861,146	$	$ 872,514	$	$ 842,051

Minority interest in consolidated subsidiary		2,319		2,742		2,794		4,123

Shareholders' Equity:
Common stock, par value $2.50 per share		11,336		11,322		11,317		11,317
Capital surplus		23,967		23,885		23,847		23,836
Retained earnings		43,555		43,070		42,376		42,876
Accumulated other comprehensive income (loss), net		(3,181)		(4,874)		(4,455)		(1,097)
Total shareholders' equity	$	$ 75,677	$	$ 73,403	$	$ 73,085	$	$ 76,932

Total liabilities and shareholders' equity	$	$ 985,191	$	$ 937,291	$	$ 948,393	$	$ 923,106

MIDDLEBURG FINANCIAL CORPORATION
KEY STATISTICS	For the Three Months Ended
	December 31,	September 30,	June 30,	March 31,

Net Income (dollars in thousands)	$491	$1,555	$361	$153
Earnings per share, basic	$0.11	$0.34	$0.08	$0.03
Earnings per share, diluted	$0.11	$0.34	$0.08	$0.03

Return on average total assets	0.21%	0.66%	0.23%	0.53%
Return on average total equity	2.66%	8.42%	2.81%	5.86%
Dividend payout ratio	0.00%	55.88%	237.50%	633.33%
Fee revenue as a percent of total revenue(1)	20.96%	25.35%	35.45%	37.79%

Net interest margin(2)	4.00%	4.09%	4.03%	3.91%
Yield on average earning assets	6.53%	6.62%	6.55%	6.98%
Yield on average interest-bearing liabilities	2.94%	2.94%	2.99%	3.73%
Net interest spread	3.59%	3.67%	3.56%	3.25%
Tax equivalent adjustment to net interest income (dollars in thousands)

Non-interest income to average assets	1.56%	2.03%	1.99%	2.09%
Non-interest expense to average assets	4.71%	4.27%	4.46%	4.75%

Efficiency ratio(3)	89.21%	73.64%	78.15%	82.58%

(1)	Excludes gains and losses on securities available for sale

(2)

The net interest margin is calculated by dividing tax equivalent net interest income by total average earning assets. Tax equivalent net interest income is calculated by grossing up interest income for the amounts that are non taxable (i.e., municipal income) then subtracting interest expense. The tax rate utilized is 34%. For the quarters ended December 31, 2008, September 30, 2008, June 30, 2008 and March 31, 2008 net interest income on a tax equivalent basis was $8.8 million, $8.8 million, $8.7 million and $8.0 million, respectively. See the table below for a reconciliation of net interest income to tax equivalent net interest income. The Company’s net interest margin is a common measure used by the financial service industry to determine how profitably earning assets are funded. Because the Company earns a fair amount of non taxable interest income due to the mix of securities in its investment security portfolio, net interest income for the ratio is calculated on a tax equivalent basis as described above.

(3)

The efficiency ratio is not a measurement under accounting principles generally accepted in the United States. It is calculated by dividing non interest expense by the sum of tax equivalent net interest income and non interest income excluding gains and losses on the investment portfolio. The tax rate utilized is 34%. For the quarters ended December 31, 2008, September 30, 2008, June 30, 2008 and March 31, 2008, tax equivalent net interest income was $8.8 million, $8.8 million, $8.7 million and $8.0 million, respectively. See the table below for a reconciliation of net interest income to tax equivalent net interest income. Total non interest income, excluding gains and losses on the investment portfolio, for the quarters ended December 31, 2008, September 30, 2008, June 30, 2008 and March 31, 2008, was $3.7 million, $4.8 million, $4.6 million and $4.7 million, respectively. The Company calculates this ratio in order to evaluate its overhead structure or how effectively it is operating. An increase in the ratio from period to period indicates the Company is losing a larger percentage of its income to expenses. The Company believes that the efficiency ratio is a reasonable measure of profitability.

MIDDLEBURG FINANCIAL CORPORATION
SELECTED FINANCIAL DATA BY QUARTER
	4Q08	3Q08	2Q08	1Q08
BALANCE SHEET RATIOS
Loans to deposits	90.28%	94.89%	100.04%	110.61%
Average interest-earning assets to average-interest bearing liabilities	116.07%	116.73%	118.78%	121.52%
PER SHARE DATA
Dividends	$0.00	$0.19	$0.19	$0.19
Book value	$16.71	$16.21	$16.14	$17.04
Tangible book value	$15.21	$14.70	$14.61	$15.57
SHARE PRICE DATA
Closing price	$14.59	$17.49	$19.21	$24.17
Diluted earnings multiple(1)	0.88	1.08	1.20	1.43
Book value multiple(2)	0.87	1.08	1.19	1.42
COMMON STOCK DATA
Outstanding shares at end of period	4,534,317	4,528,817	4,526,817	4,526,817
Weighted average shares outstanding	4,528,108	4,528,476	4,526,817	4,526,383
Weighted average shares outstanding, diluted	4,545,468	4,551,843	4,561,879	4,558,907
CAPITAL RATIOS
Total equity to total assets	7.68%	7.83%	7.71%	8.33%
Total risk based capital ratio	11.59%	11.77%	11.32%	11.45%
Tier 1 risk based capital ratio	10.34%	10.52%	10.08%	10.29%
Leverage ratio	8.40%	8.51%	8.17%	8.82%
CREDIT QUALITY
Net charge-offs to average loans	0.11%	0.03%	0.18%	0.27%
Total non-performing loans to total loans	1.02%	1.01%	1.04%	1.45%
Total non-performing assets to total assets	1.47%	1.45%	1.24%	1.35%
Non-accrual loans to:
total loans	1.02%	1.01%	1.04%	1.45%
total assets	0.70%	0.71%	0.72%	1.03%
Allowance for loan losses to:
total loans	1.40%	1.40%	1.40%	1.32%
non-performing assets	69.27%	72.56%	82.81%	69.84%
non-accrual loans	145.79%	147.03%	142.01%	90.85%
NON-PERFORMING ASSETS:
(dollars in thousands)
Loans delinquent over 90 days	$1,117	$4,318	$2,738	$1,231
Non-accrual loans	6,890	6,691	6,867	9,551
Other real estate owned and repossessed assets	7,612	6,867	4,910	2,874
NET LOAN CHARGE-OFFS (RECOVERIES):
(dollars in thousands)
Loans charged off	$794	$239	$1,240	$1,786
(Recoveries)	(16)	(7)	(8)	(7)
Net charge-offs (recoveries)	778	232	1,232	1,779
PROVISION FOR LOAN LOSSES (dollars in thousands)	$985	$318	$2,307	$2,064
ALLOWANCE FOR LOAN LOSS SUMMARY
(dollars in thousands)
Balance at the beginning of period	$9,838	$9,752	$8,677	$7,093
STM allowance at beginning of period	-	-	-	1,299
Provision	985	318	2,307	2,064
Net charge-offs (recoveries)	778	232	1,232	1,779
Balance at the end of period	10,045	9,838	9,752	8,677

(1)

The diluted earnings multiple (or price earnings ratio) is calculated by dividing the period’s closing market price per share by total equity per weighted average shares outstanding, diluted for the period. The diluted earnings multiple is a measure of how much an investor may be willing to pay for $1.00 of the Company’s earnings.

(2)

The book value multiple ( or price to book ratio) is calculated by dividing the period’s closing market price per share by the period’s book value per share. The book value multiple is a measure used to compare the Company’s market value per share to its book value per share.

	Middleburg Financial Corporation
	Average Balances, Income and Expenses, Yields and Rates
	Three Months Ended December 31,
		2008			2007
	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Rate (3)	Balance	Expense	Rate (3)
	(Dollars in thousands)
Assets :
Securities:
Taxable	$ 111,809	$ 1,291	4.59%	$ 108,949	$ 1,422	5.19%
Tax-exempt (1) (2)	54,139	991	7.28%	47,244	831	7.00%
Total securities	$ 165,948	$ 2,282	5.47%	$ 156,193	$ 2,253	5.74%
Loans
Taxable	$ 694,132	$ 12,036	6.90%	$ 695,866	$ 11,967	6.84%
Tax-exempt (1)	5	-	0.00%	7	-	0.00%
Total loans	$ 694,137	$ 12,036	6.90%	$ 695,873	$ 11,967	6.84%
Federal funds sold	10,790	18	0.66%	6,903	34	1.96%
Interest on money market investments	-	-	-	-	-	-
Interest bearing deposits in
other financial institutions	4,452	41	3.66%	3,648	45	4.91%
Total earning assets	$ 875,327	$ 14,377	6.53%	$ 862,617	$ 14,299	6.59%
Less: allowances for credit losses	(10,057)			(9,805)
Total nonearning assets	82,952			82,080
Total assets	$ 948,222			$ 934,892

Liabilities:
Interest-bearing deposits:
Checking	$ 207,411	$ 944	1.81%	$ 210,527	$ 1,116	2.11%
Regular savings	49,461	187	1.50%	52,514	210	1.59%
Money market savings	37,009	117	1.26%	39,639	124	1.24%
Time deposits:
$100,000 and over	120,034	1,081	3.58%	122,972	1,082	3.50%
Under $100,000	194,513	1,933	3.95%	131,979	1,261	3.80%
Total interest-bearing deposits	$ 608,428	$ 4,262	2.79%	$ 557,631	$ 3,793	2.71%

Short-term borrowings	29,162	277	3.78%	45,881	413	3.58%
Securities sold under agreements
to repurchase	24,457	47	0.76%	30,533	137	1.79%
Long-term debt	92,090	990	4.28%	101,981	1,105	4.31%
Federal funds purchased	31	-	0.00%	474	3	2.52%
Total interest-bearing liabilities	$ 754,168	$ 5,576	2.94%	$ 736,500	$ 5,451	2.94%
Non-interest bearing liabilities
Demand deposits	112,013			114,456
Other liabilities	6,142			7,702
Total liabilities	$ 872,323			$ 858,658
Non-controlling interest	2,418			2,771
Shareholders' equity	73,481			73,463
Total liabilities and shareholders'
equity	$ 948,222			$ 934,892

Net interest income		$ 8,801			$ 8,848

Interest rate spread			3.59%			3.65%
Interest expense as a percent of
average earning assets			2.53%			2.51%
Net interest margin			4.00%			4.08%
Return on average assets			0.86%			0.66%
Return on average equity			11.08%			8.42%
(1) Income and yields are reported on tax equivalent basis assuming a federal tax rate of 34%.
(2) Income and yields include dividends on preferred bonds which are 70% excludable for tax purposes.
(3) All yields and rates have been annualized on a 366 day year.

	Middleburg Financial Corporation
	Average Balances, Income and Expenses, Yields and Rates
	Twelve Months Ended December 31,
		2008			2007
	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Rate (3)	Balance	Expense	Rate (3)
	(Dollars in thousands)
Assets :
Securities:
Taxable	$ 108,482	$ 5,348	4.93%	$ 86,776	$ 4,524	5.21%
Tax-exempt (1) (2)	47,975	3,306	6.89%	41,524	2,947	7.10%
Total securities	$ 156,457	$ 8,654	5.53%	$ 128,300	$ 7,471	5.82%
Loans
Taxable	$ 689,210	$ 48,087	6.98%	$ 615,198	$ 42,958	6.98%
Tax-exempt (1)	9	1	11.11%	27	3	11.11%
Total loans	$ 689,219	$ 48,088	6.98%	$ 615,225	$ 42,961	6.98%
Federal funds sold	7,604	139	1.83%	3,195	159	4.98%
Interest on money market investments	-	-	-	-	-	-
Interest bearing deposits in
other financial institutions	4,097	165	4.03%	730	39	5.34%
Total earning assets	$ 857,377	$ 57,046	6.65%	$ 747,450	$ 50,630	6.77%
Less: allowances for credit losses	(9,251)			(6,005)
Total nonearning assets	77,029			70,433
Total assets	$ 925,155			$ 811,878

Liabilities:
Interest-bearing deposits:
Checking	$ 188,886	$ 3,755	1.99%	$ 140,045	$ 3,427	2.45%
Regular savings	53,223	939	1.76%	52,167	1,021	1.96%
Money market savings	39,267	465	1.18%	54,558	618	1.13%
Time deposits:
$100,000 and over	127,398	5,021	3.94%	118,964	5,958	5.01%
Under $100,000	128,781	5,311	4.12%	86,083	3,773	4.38%
Total interest-bearing deposits	$ 537,555	$ 15,491	2.88%	$ 451,817	$ 14,797	3.27%

Short-term borrowings	44,983	1,988	4.42%	51,659	2,825	5.47%
Securities sold under agreements
to repurchase	40,924	831	2.03%	43,769	1,868	4.27%
Long-term debt	100,308	4,398	4.38%	60,018	2,926	4.88%
Federal Funds Purchased	397	11	2.77%	447	25	5.59%
Total interest-bearing liabilities	$ 724,167	$ 22,719	3.14%	$ 607,710	$ 22,441	3.69%
Non-interest bearing liabilities
Demand Deposits	114,466			117,942
Other liabilities	7,328			6,128
Total liabilities	$ 845,961			$ 731,780
Non-controlling interest	3,232			-
Shareholders' equity	75,961			80,098
Total liabilities and shareholders'
equity	$ 925,154			$ 811,878

Net interest income		$ 34,327			$ 28,189

Interest rate spread			3.52%			3.08%
Interest expense as a percent of
average earning assets			2.65%			3.00%
Net interest margin			4.00%			3.77%
Return on average assets			0.28%			0.38%
Return on average equity			3.37%			3.83%
(1) Income and yields are reported on tax equivalent basis assuming a federal tax rate of 34%.
(2) Income and yields include dividends on preferred bonds which are 70% excludable for tax purposes.
(3) All yields and rates have been annualized on a 366 day year.

MIDDLEBURG FINANCIAL CORPORATION
RECONCILIATION OF NET INTEREST INCOME TO
TAX EQUIVALENT NET INTEREST INCOME

FOR THE YEAR-TO-DATE PERIOD ENDED
(dollars in thousands)		12/31/2008		9/30/2008	6/30/2008		3/31/2008
GAAP measures:
Interest Income – Loans		$48,088	$	$ 36,052	$24,084		$12,159
Interest Income - Investments & Other		7,834		5,830	3,781		1,818
Interest Expense – Deposits		15,492		11,230	7,436		3,946
Interest Expense - Other Borrowings		7,227		5,912	4,255		2,304
Total Net Interest Income	$	$ 33,203	$	$ 24,740	$16,174		$7,727
Plus:
NON-GAAP measures:
Tax Benefit Realized on Non- Taxable Interest Income - Loans	$	$ -	$	$ -	$-		$-
Tax Benefit Realized on Non- Taxable Interest Income - Municipal Securities		1,125		787	505		246
Tax Benefit Realized on Non- Taxable Interest Income - Corporate Securities		-		-	-		-
Total Tax Benefit Realized on Non- Taxable Interest Income		$1,125	$	$ 787	$505		$246

Total Tax Equivalent Net Interest Income	$	$ 34,327	$	$ 25,527	$16,679		$7,973

FOR THE THREE MONTH PERIOD ENDED
(dollars in thousands)		12/31/2008		9/30/2008	6/30/2008		3/31/2008
GAAP measures:
Interest Income – Loans	$	$ 12,036		$11,967	$11,926	$	$ 12,159
Interest Income - Investments & Other		2,004		2,049	1,963		1,818
Less: Interest Expense – Deposits		4,263		3,793	3,491		3,946
Less: Interest Expense - Other Borrowings		1,314		1,657	1,951		2,304
Total Net Interest Income	$	$ 8,463	$	$ 8,566	$8,447		$7,727
Plus:
NON-GAAP measures:
Tax Benefit Realized on Non- Taxable Interest Income - Loans	$	$ -	$	$ -	$-		$-
Tax Benefit Realized on Non- Taxable Interest Income - Municipal Securities		338		282	259		246
Tax Benefit Realized on Non- Taxable Interest Income - Corporate Securities		-		-	-		-
Total Tax Benefit Realized on Non- Taxable Interest Income	$	$ 338	$	$ 282	$259		$246

Total Tax Equivalent Net Interest Income	$	$ 8,801	$	$ 8,848	$8,706		$7,973